                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
240.14a-12


                                 OMNICARE, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]      $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

         1)      Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------
         5)      Total fee paid:

                 --------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 --------------------------------------------------------------
         2)      Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------
         3)      Filing Party:

                 --------------------------------------------------------------
         4)      Date Filed:

                 --------------------------------------------------------------

                                    [ LOGO ]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 1995



         The Annual Meeting of Stockholders of Omnicare, Inc. will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Monday, May 15, 1995 at 10:00 a.m. The purpose of the Annual Meeting is to consider and act upon:

         (1)     the election of directors;

         (2) the adoption of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 22,000,000 to 44,000,000;

         (3)     the approval of the Company's 1995 Premium Stock Option Plan;

         (4) the ratification of the selection of Price Waterhouse LLP as independent accountants of the Company; and

         (5) any other business as may properly be brought before the meeting.

         Stockholders of record at the close of business on April 3, 1995 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

                                        Cheryl D. Hodges
                                          Secretary



Cincinnati, Ohio
April 10, 1995

                                 OMNICARE, INC.
                               2800 CHEMED CENTER
                             255 EAST FIFTH STREET
                          CINCINNATI, OHIO  45202-4728
                       _________________________________


                                PROXY STATEMENT


         This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Omnicare, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 15, 1995, and any adjournments thereof ("Annual Meeting"). Stockholders of record as of the close of business on April 3, 1995 are entitled to vote at the Annual Meeting or any adjournments thereof. As of such date, the Company had outstanding _______________ shares of Common Stock, par value $1 per share ("Common Stock"), having one vote per share.

         To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular proposal as well as shares present at the Annual Meeting. Where nominee stockholders are not permitted to vote on a specific issue because they did not receive specified instructions on the specific issue from the beneficial owners of the shares ("Broker Nonvotes"), such Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect as directors the 17 persons named below; (2) to adopt the proposed amendment to the Company's Certificate of Incorporation; (3) to approve the Company's 1995 Premium Stock Option Plan; and (4) to ratify the selection of Price Waterhouse LLP as independent accountants of the Company for 1995. A proxy may be revoked at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of the Company. A revocation during the Annual Meeting will not affect any vote previously taken.

         This Proxy Statement and the accompanying proxy was first mailed to stockholders on or about April 10, 1995.


                             ELECTION OF DIRECTORS

         The number of Directors to be elected at the Annual Meeting has been fixed by the Board of Directors at seventeen. Directors are to be elected to serve until the following annual meeting of stockholders and until their respective successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during at least the past five years and other pertinent information. Each of the nominees for election as a director is currently a director of the Company.

         The Company has a program under which certain nominations for membership on the Board of Directors are generally rotated among senior operating executives of the Company and its subsidiaries. The persons considered to be in the rotating group are Messrs. Timothy E. Bien, Ronald K. Baur, Richard L. Doane, Tracy Finn, Thomas W. Ludeke, and Jeffrey M. Stamps and Ms. Mary Lou Fox. Mr. Baur and Ms. Fox are being nominated from that group this year. It is anticipated that additional executives of the Company will be included in such rotating group in future years.

         No persons may be nominated for election as a director unless written notice of intention to nominate such person (which notice shall contain the prospective nominee's name, address and occupation) has been given to the Chairman, the President or the Secretary of the Company by a stockholder entitled to notice of, and to attend, a meeting of stockholders at which directors are to be elected, not later than 15 business days before such meeting.

         Unless authority is withheld for individual nominees or all nominees, it is intended that the shares represented by each proxy will be voted for the nominees listed. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees (except where a proxy withholds authority with respect to the election of directors).


                                    NOMINEES



EDWARD L. HUTTON          Mr. Hutton is Chairman of the Company and has held
Director since 1981       this position since May 1981.  Additionally, he is
Age: 75                   Chairman and Chief Executive Officer and a director
                          of Chemed Corporation, Cincinnati, Ohio (a diversified public corporation with interests in plumbing and drain cleaning services, janitorial supplies and health care services)(hereinafter
                          "Chemed") and has held these positions since November
                          1993 and April 1970, respectively. Previously, he was President and Chief Executive Officer of Chemed, positions he had held from April 1970 to November
                          1993.  Mr. Hutton is a director of Sonic Corporation.
                          He is also Chairman and a director of Roto-Rooter, Inc., Cincinnati, Ohio (plumbing and drain cleaning services)(hereinafter "Roto-Rooter"), and is Chairman and a director of National Sanitary Supply Company, Cincinnati, Ohio (sanitary and maintenance supplies distributor) (hereinafter "National Sanitary"). Mr.
                          Hutton is the father of Thomas C. Hutton who is a director of the Company.


JOEL F. GEMUNDER          Mr. Gemunder is President of the Company and has held
Director since 1981       this position since May 1981.  From January 1981
Age: 55                   until July 1981, he served as Chief Executive Officer
                          of the partnership organized as a predecessor to the Company for the purpose of owning and operating certain health care businesses of Chemed and Daylin, Inc., each then a subsidiary of W.R. Grace & Co. Mr.
                          Gemunder was an Executive Vice President of Chemed and Group Executive of its Health Care Group from May
                          1981 through July 1981 and a Vice President of Chemed from 1977 until May 1981. Mr. Gemunder is a director of Chemed.


RONALD K. BAUR            Mr. Baur is Regional Vice President-Operations of the
Director since 1994       Company, a position he has held since February 1994.
Age: 53                   Previously, he was Regional Vice President-Operations
                          of the Company's Pharmacy Services Group (a group of subsidiaries engaged in providing pharmacy services to nursing homes) (hereinafter "Pharmacy Services
                          Group") from March 1993 to February 1994 when the
                          Pharmacy Services Group was integrated into the corporate management structure of the Company. He is also President of Interlock Pharmacy Systems, Inc.,
                          St. Louis, Missouri (pharmacy services for nursing homes)(hereinafter "Interlock"), a subsidiary of the Company. He has held this position since the Company's acquisition of Interlock in July 1992.
                          From 1973 to July 1992, he was the sole stockholder and the President of Interlock.

KENNETH W. CHESTERMAN     Mr. Chesterman is an Executive Vice President of the
Director since 1984       Company and has held this position since 1984.  He
Age: 54                   had also served as President of the Pharmacy Services
                          Group from August 1989 to February 1994.  From August
                          1984 to August 1989, he held the position of President of the Company's subsidiary, HPI Health
                          Care Services, Inc., Los Angeles, California (health care services)(hereinafter "HPI"), which was sold in August 1989.


CHARLES H. ERHART, JR.    Mr. Erhart retired as President of W.R. Grace & Co.,
Director since 1981       Boca Raton, Florida (international specialty
Age: 69                   chemicals and health care) (hereinafter "Grace") in
                          August 1990.  He had held this position since July
                          1989.  From November 1986 to July 1989, he was
                          Chairman of the Executive Committee of Grace.  From
                          May 1981 to November 1986, he served as Vice Chairman and Client Administrative Officer of Grace. Mr.
                          Erhart is a director of Grace, Chemed, Roto-Rooter, National Sanitary and National Life Insurance Co.


MARY LOU FOX              Ms. Fox is Vice President-Marketing of the Company
Director since 1993       and has held this position since February 1994.  From
Age:  64                  July 1993 to February 1994, she was Vice
                          President-Marketing of the Pharmacy Services Group.
                          She is also President of Westhaven Services Co.,
                          Toledo, Ohio (pharmacy services for nursing homes)
                          (hereinafter "Westhaven"), a subsidiary of the Company. She has held this position since the Company's acquisition of Westhaven in October 1992.
                          From 1976 to October 1992 she was the sole stockholder and the President of Westhaven.


J. PETER GRACE            Mr. Grace is Chairman and a director of Grace and
Director since 1981       served as its Chief Executive Officer from 1945 to
Age: 81                   1992.  He also serves as Chairman of the Board of
                          Directors of Chemed. Mr. Grace is also a director of Milliken & Company, Stone & Webster, Incorporated,
                          Roto-Rooter and National Sanitary. Mr. Grace is also a trustee emeritus of Atlantic Mutual Insurance
                          Company, Atlantic Reinsurance Company and Centennial
                          Insurance Co., a director emeritus of Ingersoll-Rand
                          Company and an Honorary Director of Brascan Ltd.


CHERYL D. HODGES          Ms. Hodges is Senior Vice President and Secretary of
Director since May 1992   the Company and has held these positions since
Age: 43                   February 1994.  From August 1986 to February 1994,
                          she was Vice President and Secretary of the Company.
                          From August 1982 to August 1986, she served as Vice
                          President-Corporate and Investor Relations.  Ms.
                          Hodges has also served as a director of the Company for four prior terms, 1984-85; 1986-87; 1988-89 and
                          1990-91.

THOMAS C. HUTTON          Mr. Hutton is a Vice President of Chemed and has held
Director since 1983       this position since February 1988.  Mr. Hutton is a
Age: 44                   director of Chemed, Roto-Rooter and National
                          Sanitary.  He is the son of Edward L. Hutton,
                          Chairman of the Company.


PATRICK E. KEEFE          Mr. Keefe is Senior Vice President-Operations of the
Director since 1993       Company and has held this position since February
Age: 49                   1994.  From April 1993 to February 1994, he was Vice
                          President-Operations of the Company. From April 1992 to April 1993, he served as Vice President-Pharmacy
                          Management Programs of Diagnostek, Inc., Albuquerque,
                          New Mexico (mail-service pharmacy and health care services) (hereinafter "Diagnostek"). From September
                          1990 to April 1992, Mr. Keefe served as President of
                          HPI, a subsidiary of Diagnostek, which was acquired from the Company in August 1989. From August 1984 to
                          September 1990, he served as Executive Vice President of HPI.


SANDRA E. LANEY           Ms. Laney is Senior Vice President and Chief
Director since 1987       Administrative Officer of Chemed and has held these
Age: 51                   positions since November 1993 and May 1991,
                          respectively. From May 1984 to November 1993, she was a Vice President of Chemed. Ms. Laney is a director of Chemed, Roto-Rooter and National
                          Sanitary.


ANDREA R. LINDELL,        Dr. Lindell is Dean and Professor in the College of
DNSC, RN                  Nursing and Health at the University of Cincinnati, a
Director since 1992       position she has held since December 1990.  She also
Age: 51                   serves as Director - Center for Allied Health at the
                          University of Cincinnati.  From August 1981 to August
                          1990, Dr. Lindell served as Dean and a Professor in the School of Nursing at Oakland University,
                          Rochester, Michigan.


SHELDON MARGEN, M.D.      Dr. Margen is a Professor Emeritus in the School of
Director since 1983       Public Health, University of California, Berkeley, a
Age: 75                   position he has held since May 1989.  He had served
                          as a Professor of Public Health at the University of California, Berkeley, since 1979.


KEVIN J. MCNAMARA         Mr. McNamara is President of Chemed and has held this
Director since 1986       position since August 1994.  From November 1993 to
Age: 41                   August 1994, Mr. McNamara was Executive Vice
                          President, Secretary and General Counsel of Chemed.
                          Previously, from May 1992 to November 1993, he held the positions of Vice Chairman, Secretary and General
                          Counsel of Chemed. From August 1986 to May 1992, he served as Vice President, Secretary and General
                          Counsel of Chemed.  From November 1990 to December
                          1992, Mr. McNamara served as an Executive Vice
                          President and Chief Operating Officer of the Company.
                          From November 1989 to November 1990, he served as a Vice President of the Company. Mr. McNamara also serves as Vice Chairman of Roto-Rooter and National
                          Sanitary. He is a director of Chemed, Roto-Rooter and National Sanitary.

JOHN M. MOUNT             Mr. Mount is a Principal of Lynch-Mount Associates,
Previously a Director     Cincinnati, Ohio (management consulting) and has held
from May 1988 to April    this position since November 1993.  From April 1991
1991 and since May 1994   to November 1993, Mr. Mount was Senior Vice President
Age: 53                   of Diversey Corporation, Detroit, Michigan (specialty
                          chemicals) (hereinafter "Diversey"), and President of Diversey's DuBois Industrial Division. Previously, from May 1989 to April 1991, Mr. Mount was an
                          Executive Vice President of Chemed and President of
                          Chemed's then wholly-owned subsidiary, DuBois
                          Chemicals, Inc. He held the latter position from September 1986 to April 1991. He is a director of Chemed.


TIMOTHY S. O'TOOLE        Mr. O'Toole is an Executive Vice President and the
Director since 1989       Treasurer of Chemed, positions he has held since May
Age: 39                   1992.  From February 1989 to May 1992, he was a Vice
                          President and Treasurer of Chemed.  From May 1988 to
                          February 1989, he served as Vice President and Director of Taxes of Chemed. He is a director of Chemed, Roto-Rooter, National Sanitary and Vitas
                          Healthcare Corporation, Miami, Florida (hospice management).


D. WALTER ROBBINS, JR.    Mr. Robbins is a retired Vice Chairman and consultant
Director since 1981       to Grace, a position he has held since January 1987.
Age: 75                   He is a director of Grace, Chemed, Roto-Rooter and
                          National Sanitary.




                      COMMITTEES AND MEETINGS OF THE BOARD


         The Company has an Incentive Committee, a Compensation Committee and an Audit Committee of the Board of Directors. The Company does not have a Nominating Committee.

         The Incentive Committee (a) administers the Company's stock-based incentive plans under which it makes determinations concerning the grant of stock options and stock awards to key employees of the Company and (b) makes recommendations to the Board of Directors concerning additional year-end contributions by the Company under the Company's Employees' Savings and Investment Plan. The Incentive Committee consists of Messrs. Erhart, Mount and Robbins. The Incentive Committee met on three occasions during 1994.

         The Compensation Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally and (c) adoption and administration of certain employee benefit plans and programs. The Compensation Committee consists of Mr. Robbins, Dr. Margen and Ms. Laney. The Compensation Committee met on six occasions during 1994.

         The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements and (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other matters regarding the Company's accounting, financial reporting and internal control systems. The Audit Committee consists of Messrs. Erhart and Robbins and Dr. Lindell. The Audit Committee met on two occasions during 1994.

         During 1994, there were seven meetings of the Board of Directors and each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board of Directors during the period for which he or she has been a director and (b) the total number of meetings held by all Committees of the Board of Directors during the period for which he or she served.



                           REMUNERATION OF DIRECTORS


         Throughout 1994, each member of the Board of Directors who was not a regular employee of the Company was paid $1,200 for his or her attendance at each meeting of the Board and $500 for each meeting of a Committee of the Board of which he or she was a member. The Chairmen of the Committees of the Board were paid an additional $1,200 per year. During 1994, each member of the Board of Directors was granted an annual unrestricted stock award covering 100 shares of the Company's Common Stock under the 1992 Long-Term Stock Incentive Plan ("1992 Plan"). In consideration of special services to the Company during 1994, Messrs. T.C. Hutton and O'Toole each received additional stock awards covering 300 shares and Ms. Laney received additional stock awards covering 400 shares, all of which were granted under the Company's 1992 Plan. Each of these individuals was a director of the Company but did not serve as a member of the Incentive Committee of either the Company or an affiliated company or as a regular employee of the Company at the date of grant. Also during 1994, Messrs. Erhart and Robbins each received an additional annual fee of $8,000 and Mr. T.C. Hutton received an additional annual fee of $5,000. Messrs. Neal Gilliatt and James Cunningham, members of the Board of Directors until May 1994, received an additional fee from January 1994 to May 1994 of $2,666 and $1,000, respectively. Such fees were paid in lieu of stock options granted to directors in previous years. These individuals were members of the Incentive Committee of either the Company or an affiliated company on the dates of such grants and thus were ineligible to participate. Also in 1994, Ms. Laney received a payment of $12,000 for consultation in connection with a public offering of securities by the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation of the Company's most highly compensated executive officers (the "named executives") for services to the Company and its subsidiaries during 1994, 1993 and 1992.


                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
                                                                                -----------------------
                                                       Annual Compensation              Awards
                                                     ----------------------     -----------------------    All Other
                                                                                            # of Shares     Compen-
                                                                                Restricted   Underlying     sation
Name and Principal Position                  Year     Salary        Bonus        Stock (5)     Options      (6)(7)
- - ---------------------------------------      ----    --------     ---------     ----------   ----------    ---------
E. L. Hutton - Chairman                      1994    $364,471(1)  $595,000(3)     470,000           --
                                             1993     328,839(1)   313,350(4)     325,268       17,000           --
                                             1992     269,844(1)   130,680        247,563       60,000           --

J. F. Gemunder - President                   1994    $336,975     $595,000(3)     470,000           --      139,523
                                             1993     309,350      264,450(4)     325,268       17,000       92,434
                                             1992     291,158       91,550        247,563       60,000       47,374

K.W. Chesterman - Executive Vice             1994    $174,605     $190,000(3)     270,250           --       55,306
President                                    1993     163,630      144,025(4)     187,041       11,000       52,636
                                             1992     154,005       79,200        145,624       35,000       28,994


P.E. Keefe - Senior Vice President -         1994    $128,750     $146,500(3)     211,500           --       41,601
Operations                                   1993      86,846(2)    79,415(4)     146,378       25,000       20,362
                                             1992          --(2)        --             --           --            0

C.D. Hodges - Senior Vice President and      1994    $109,468     $130,000(3)     169,200           --       43,185
Secretary                                    1993      96,560       87,225(4)     117,109        6,000       34,994
                                             1992      85,843       21,780         58,250       15,000       13,390

- - ----------------------

(1) The amounts shown include $72,487 for 1992, $119,149 for 1993 and $140,773 in 1994 representing annual compensation deferred by Mr. Hutton. Mr. Hutton participates in a deferred compensation plan in lieu of participation in the Company's Pension and other benefit plans. This deferred compensation plan provides that an amount equal to 20% of the total compensation paid to Mr. Hutton by the Company, plus a market rate interest equivalent thereon, will accumulate in an account for Mr. Hutton's benefit. The plan further provides that annually, beginning December 1, 1991, a specified percentage (20% in 1991 and 50% in 1992 and thereafter) of the then current balance of his account is to be paid to him, and upon his death, any remaining balance is to be paid in a lump sum payment to his beneficiaries.

(2)      Mr. Keefe was employed by the Company on April 11, 1993.

(3) Includes special bonus related to the successful completion of a public offering of 4,140,000 shares of Common Stock in November 1994 in the following amounts: Mr. Hutton -- $345,000; Mr. Gemunder -- $345,000; Mr. Chesterman -- $62,000; Mr. Keefe -- $44,000 and Ms.
         Hodges -- $90,000 (See Joint Report of the Compensation and Incentive Committees on Executive Compensation on page 10).


                                       7

(4) Includes special bonus related to the successful completion of the Company's $80,500,000 convertible note offering in October 1993 in the following amounts: Mr. Hutton -- $150,000, Mr. Gemunder -- $150,000, Mr. Chesterman -- $45,000, Mr. Keefe -- $20,000 and Ms. Hodges -- $60,000.

(5) Under the Company's stock award program, shares of Common Stock are issued in lieu of payment of incentive compensation earned or to be earned by the named executives and other key employees. Restricted shares vest in three, five or seven equal annual installments as determined by the Incentive Committee. If the recipient's employment terminates due to death, disability, retirement under a retirement plan of the Company, or change in control of the Company, the restrictions terminate. Otherwise, in the event of termination of employment, unvested shares are forfeited. Recipients receive dividends on the awarded shares. Restricted stock awards were granted in December 1992, February 1994 and February 1995 as incentive compensation earned in 1992, 1993 and 1994, respectively. The numbers of restricted shares granted to the named executives are as follows:
         Mr. Hutton -- 8,500 shares in 1992, 10,535 shares in 1993 and 10,000 shares in 1994; Mr. Gemunder -- 8,500 shares in 1992, 10,535 shares in 1993 and 10,000 shares in 1994; Mr. Chesterman - - 5,000 shares in 1992, 6,058 shares in 1993 and 5,750 shares in 1994; Mr. Keefe --
         4,741 shares in 1993 and 4,500 shares in 1994; and Ms. Hodges -- 2,000 shares in 1992, 3,793 shares in 1993 and 3,600 shares in 1994. As of December 31, 1994, the number and value of the aggregate restricted stock holdings of the named executives were: Mr. Hutton -- 24,981 shares or $910,854; Mr. Gemunder -- 24,981 shares or $910,854; Mr. Chesterman -- 13,734 shares or $511,152; Mr. Keefe -- 9,241 shares or $357,878; and Ms. Hodges -- 8,416 shares or $313,033.

(6) All amounts shown include the dollar value of shares of the Company's Common Stock allocated to the named executives' accounts in the Company's Employee Stock Ownership Plan (the "ESOP") which are attributable to the Company's contributions to the ESOP. Participants are entitled to receive the fully vested shares allocated to their accounts upon death, disability, retirement or termination of employment. To the extent benefits under the ESOP are otherwise limited by provisions of the Internal Revenue Code, the Company's Excess Benefits Plan provides that the Company will provide from its general funds a benefit to an employee equal to the benefit which would have been provided but for the limitations of the Internal Revenue Code. The benefits shown include those provided under the Excess Benefits Plan. The numbers of shares attributable to these plans and the dollar values thereof included in the table for each named executive are as follows: Mr. Gemunder -- 1,814 shares or $45,981 in 1992, 3,592 shares or $90,904 in 1993 and 3,393 shares or
         $133,223 in 1994; Mr. Chesterman -- 1,076 shares or $28,121 in 1992,
         1,995 shares or $51,414 in 1993 and 1,401 shares or $52,501 in 1994;
         Mr. Keefe -- 741 shares or $19,995 in 1993 and 1,107 shares or $40,940 in 1994; and Ms. Hodges -- 508 shares or $12,988 in 1992, 1,314 shares or $34,480 in 1993 and 1,083 shares or $42,581 in 1994. Mr. E.L.
         Hutton does not participate in the ESOP.

(7) All amounts shown also include the following premium amounts paid by the Company for life insurance policies for the benefit of the named executives: Mr. Gemunder -- $1,393 in 1992, $1,530 in 1993 and $6,300
         in 1994; Mr. Chesterman -- $873 in 1992, $1,222 in 1993 and $2,805 in
         1994; Mr. Keefe -- $367 in 1993 and $661 in 1994; and Ms. Hodges --
         $402 in 1992, $514 in 1993 and $604 in 1994.  Mr.  E.L. Hutton does not participate in the life insurance program.


         The following table sets forth information regarding stock options exercised by the named executives during 1994 and the value of in- the-money unexercised options held by the named executives as of December 31, 1994:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                     Shares                          Number of Shares Underlying      Value of Unexercised In-
                    Acquired                           Unexercised Options at           The-Money Options at
                       on                                Fiscal Year-End (#)             Fiscal Year-End ($)
                    Exercise      Value Realized    ----------------------------    ----------------------------
      Name            (#)              ($)          Exercisable    Unexercisable    Exercisable    Unexercisable
- - ----------------    --------      --------------    -----------    -------------    -----------    -------------
E.L. Hutton          24,250          $410,196            -0-           42,750         $     -0-      $1,103,903

J.F. Gemunder        10,000           265,000         89,250           42,750         2,639,892       1,103,903

K.W. Chesterman      30,000           795,938         66,250           25,750         2,076,657         592,153

P.E. Keefe            6,250           134,750            -0-           18,750               -0-         526,125

C.D. Hodges           4,000            79,440          5,000           12,000           125,950         311,820

PENSION PLAN

         The Company has a pension plan qualified under the Internal Revenue Code (the "Code") which provides retirement benefits to employees of certain business units (the "Qualified Plan") and an excess benefits plan (the "Excess Benefits Plan") which provide retirement payments to participants in the amount necessary so that they receive what they would have received under the Qualified Plan if payments to them under the Qualified Plan were not limited by the Code and other restrictions. The named executives, other than Mr. E. L. Hutton, participate in the Qualified Plan and the Excess Benefits Plan.

         Retirement benefits under the Qualified Plan are calculated on the basis of the employee's earnings during the highest consecutive 60- month period during the employee's last 120 months of employment ("Final Average Compensation") and are subject to partial offset for social security benefits and payments under the Company's prior pension plans. The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the Pension Plan and the Excess Benefits Plan at selected compensation levels after various years of service. Amounts are shown on a 10-year certain and life form, after the applicable reduction for social security benefits.

                               PENSION PLAN TABLE

                                                    Years of Service (2)
  Final Average            ---------------------------------------------------------------------
Compensation (1)              15              20             25             30             35
- - ----------------           --------       --------        --------       --------       --------
    $150,000               $ 29,434       $ 39,245        $ 49,056       $ 58,867       $ 66,367

     200,000                 40,684         54,245          67,806         81,367         91,367

     300,000                 63,184         84,245         105,306        126,367        141,367

     400,000                 85,684        114,245         142,806        171,367        191,367

    500,000                 108,184        144,245         180,306        216,367        241,367

    600,000                 130,684        174,245         217,806        261,367        291,367

    700,000                 153,184        204,245         255,306        306,367        341,367

                                       9

_____________________________

         (1) For purposes of the Pension Plan, such earnings generally include base salary and incentive compensation which for the named executives is set forth in the "Salary" and "Bonus" columns of the Summary Compensation Table as well as the value of stock awards vesting during the year.

         (2) As of December 31, 1994, Messrs. Gemunder, Chesterman and Keefe and Ms. Hodges had 31, 18, 2 and 13 years of service, respectively. Mr. E.L. Hutton does not participate in the Pension Plan; however, Mr. Hutton participates in a deferred compensation plan. See "Summary Compensation Table."

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with certain of its executive officers. Mr. Gemunder's employment agreement provides for his continued employment as President of the Company through August 3, 1999, subject to earlier termination under certain circumstances, at a base salary of $342,500 per annum or such higher amounts as the Board of Directors may determine as well as participation in incentive compensation plans, stock incentive plans and other employee benefit plans. The agreement also provides for his continued nomination as a director of the Company. In the event of termination without cause or a material reduction in authority or responsibility, the agreement provides that Mr. Gemunder will receive severance payments equal to 150% of his then current base salary plus the amount of incentive compensation most recently paid or approved in respect of the previous year and the fair market value of all stock awards which have vested during the twelve months prior to termination ("Covered Compensation") for the balance of the term of the agreement. Ms. Hodges' employment agreement is essentially identical to that of Mr. Gemunder, except that her agreement provides for a base salary of $112,050 per annum and provides for her nomination as a director, no less frequently than bi-annually. Messrs. Chesterman and Keefe each have employment agreements which are also essentially identical to that of Mr. Gemunder except that minimum base salaries are $176,800 and $120,000, respectively, director nomination is not stipulated and severance payments resulting from the conditions described above would equal 100% of Covered Compensation.

         Mr. Gemunder also participates in the Company's Executive Salary Protection Plan ("Salary Plan"). The Salary Plan provides that, in the event of the death of certain of the Company's executives prior to retirement, the Company will continue to pay a portion of the deceased executive's salary to his or her beneficiary for a period of not less than five or more than ten years (depending upon the participant's age at death). In general, payments made pursuant to the Salary Plan will equal 100% of the deceased executive's salary for the first year following his or her death and 50% for each year thereafter.


                 JOINT REPORT OF THE COMPENSATION AND INCENTIVE
                      COMMITTEES ON EXECUTIVE COMPENSATION

         The Company believes that executive compensation must align executive officers' interests with those of the Company's stockholders and that such interests are best served by having compensation directly and materially linked to stock appreciation and to financial and operating performance criteria which when successfully achieved will enhance shareholder value.

         The Company attempts to achieve these objectives with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options and restricted stock awards along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

         The executive compensation program is administered through the coordinated efforts of the Compensation Committee and the Incentive Committee of the Board of Directors. The membership of both committees is comprised of outside directors (i.e. non-employees of the Company). The Compensation Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company. The recommendations of the Compensation Committee on such matters must be approved by the full Board of Directors. The Incentive Committee administers the Company's stock incentive plans under which it reviews and makes grants of stock options and restricted stock awards.

         Both the Compensation and Incentive Committees may use their discretion to set executive compensation where, in their collective judgment, external, internal or individual circumstances warrant.

         In determining base salary levels for the Company's executive officers, the Compensation Committee takes into account the magnitude of responsibility of the position, individual experience and performance and specific issues particular to the Company. In general, base salaries are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation program.

         The Compensation Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to these executives to achieve their business unit's and the Company's annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other non-financial measures of performance relate to organizational development, product or service expansion and strategic positioning of the Company's assets. Specific relative weights are not assigned to each such performance factor, since the relative importance of each factor varies depending upon each executive's specific job responsibilities. Instead, each compensation decision is made on a case-by-case basis and will ultimately depend upon the judgment of the Compensation Committee.

         Individual performance is also taken into account in determining individual bonuses. It is the Committee's belief that bonuses as a percent of a senior executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 25%-75% of base salary.

         The stock option and restricted stock program forms the basis of the Company's long-term incentive plan for executive officers and key managers. The objective of this program is to align executive and long-term stockholder interests by creating a strong and direct link between executive compensation and shareholder return.

         Stock options and restricted stock awards are granted annually and are generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have vesting restrictions which generally lapse over three to seven year periods. The Incentive Committee considers each grantee's current option and award holdings in making such grants. Both the amounts of restricted stock awards and the proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

         The Compensation and Incentive Committees have considered and are continuing to review the implications of Section 162(m) of the Internal Revenue Code which limits to $1,000,000 the amount that may be deducted by a publicly-held company for compensation paid each year to each of its five most highly-paid executive officers. Federal tax law excludes compensation from the $1,000,000 limit if it is paid under specified conditions, including that the compensation is performance-based and is approved by a committee of disinterested directors and by the stockholders. The Company currently does not expect any tax deduction limitations as a result of this tax law.

         Mr. Gemunder's base salary rate during 1994 was $342,500, the amount to which it was increased in March 1994. The cash bonus paid to Mr. Gemunder in the ordinary course in respect of 1994 services was $250,000, which represents an increase of 118.4% over his 1993 bonus paid for services in the ordinary course and constituted 73.0% of his 1994 base salary rate. In addition, Mr. Gemunder received a special bonus of $345,000 in 1994 in connection with the successful public offering in November 1994 of 4,140,000 shares of the Company's Common Stock (see discussion below). Restricted awards granted to Mr. Gemunder in respect of 1994 services are consistent with his responsibilities and relative position in the Company and are shown in the Summary Compensation Table. In determining these amounts, the Incentive Committee also took into consideration data provided by Buck Consultants, consultants to the Compensation and Incentive Committees on executive compensation, which indicated these amounts were in line with the amounts paid to principal executives of comparable companies within the health care industry.

         In March 1994, Mr. Gemunder's base salary was increased to $342,500, representing an annualized increase of 8.0% since his last increase in November 1992. This salary increase reflects both an inflation-related adjustment as well as a merit increase based on the performance criteria listed above. Increases in 1994 cash bonuses as well as stock award grants are consistent with performance as measured by the factors listed above which have led to the strong performance of the Company and the resultant increases in shareholder value over this period. Among the factors considered in determining Mr. Gemunder's compensation, along with other members of senior management of the Company, is the successful completion of the Company's restructuring program. Despite a challenging business climate in health care, Mr. Gemunder, along with the senior management of the Company, has overseen the disposition since 1985 of eleven different businesses deemed to be lacking in significant future growth potential. As part of the Company's repositioning, senior management undertook a commitment in 1990 to fully redeploy all Company assets in the long-term care pharmacy business through a strategy which combined an aggressive acquisition program in this market with internal growth of the companies previously acquired. Since the Company's initial acquisition in the long-term care pharmacy business late in 1988, twenty-five acquisitions have been completed and long-term care pharmacy is now the Company's sole business focus. This acquisition program, along with internal growth, has resulted in substantial sales and earnings growth. From 1990 to 1994, sales have grown from $38.8 million to $275.7 million, or at an average annual rate of 63.3%, operating income has increased from $320,000 to $29.1 million (excluding non-recurring items), or at an average annual rate of 208.8%, and net income from continuing operations has grown from $639,000 to $15.3 million (excluding non-recurring items), or at an average annual rate of 121.1%. At year-end 1990, the Company's common stock closed at $8.00 per share and at year-end 1994, the stock closed at $43.75 per share. The successful execution of this strategy has thus resulted in exceptional increases in shareholder value over this period as shown in the Five-Year Cumulative Total Return Graph on page 14.

         The Compensation/Incentive Committees believe that senior executives should be sufficiently rewarded for their assumption of calculated risks for the benefit of the Company and its stockholders and the management of resources to achieve superior results. Increases in Mr. Gemunder's incentive compensation reflect performance not only in 1994, but also reflect the cumulative performance of the Company since its strategic decision to redeploy fully its assets in the long-term care pharmacy business. From 1990 until the current year, Mr. Gemunder's salary increased at an average annual rate of 6.4% and his cash bonus increased at an annual average rate of 17.3%. When viewed in context of the Company's performance over this period, the Compensation Committee determined that the increase in Mr. Gemunder's incentive compensation for 1994 services should more adequately reflect these cumulative results.

         In 1994, the Compensation Committee recommended to the Board of Directors that special bonuses be paid to Mr. Gemunder and certain other officers of the Company in connection with the successful completion in November 1994 of a public offering of 4,140,000 shares of Common Stock, including 540,000 shares sold pursuant to the overallotment option. A total of 1,623,741 shares were sold by the Company and 2,516,259 shares were sold in a secondary distribution. In determining to make those bonus awards, the Committee and the Board considered the importance and success of the offering to the timely implementation of the Company's acquisition-driven business strategy, the size and pricing of the offering in light of the ongoing uncertainty of investors over the impact of potential reforms of the health care system, and the relative weakness in the capital markets at the time of the offering. As a result of the offering and price appreciation in the Common Stock, and assuming the conversion of the Company's convertible securities (convertible into common stock at $28.875), the market capitalization of the Company at year end 1994 was $675.2 million, reflecting a 74.3% increase over the market capitalization at year-end 1993 and nearly a tenfold increase since year-end 1990. The Committee and the Board consider the process of raising capital in the external capital markets to be essential to a company with an acquisition-driven strategy; therefore, in the Board's view, the key executives' ability to raise capital at favorable prices to a timely basis to fund the Company's growth, particularly in a period of uncertainty in the health care market, warranted these special bonuses.

Compensation Committee:                     Incentive Committee:

D. Walter Robbins, Jr., Chairman            Charles H. Erhart, Jr., Chairman
Sandra E. Laney                             John M. Mount
Sheldon Margen, M.D.                        D. Walter Robbins, Jr.

COMPENSATION AND INCENTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. E. L. Hutton and Gemunder, executive officers of the Company, are directors of Chemed. Ms. Laney, an executive officer of Chemed, is a member of the Compensation Committee of the Company. In addition, all members of the Compensation and Incentive Committee, except Dr. Margen, are directors of Chemed.



                              CERTAIN TRANSACTIONS

         The Company has contracted with a division of Chemed, a 6% stockholder, to assist in the development of a new data processing system to integrate and standardize all operational and financial reporting functions of the Company. The Company also subleases its corporate offices from Chemed and is charged for the occasional use of Chemed's corporate aviation department and other incidental expenses based on Chemed's cost. The Company reimburses Chemed for all such services at rates which are essentially equal to those which would have been incurred if the Company were operating as an unaffiliated entity. During 1994, such reimbursements totalled $2,951,000.

COMPARATIVE STOCK PERFORMANCE

         The following graph summarizes the cumulative total return on $100 invested in the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Health Care Composite Index. The graph assumes dividend reinvestment.

                    CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                    FIVE YEAR PERIOD ENDED DECEMBER 31, 1994





                                                                             December 31,
                                       --------------------------------------------------------------------------------------
                                        1989             1990            1991            1992            1993           1994
                                       ------           ------          ------          ------          ------         ------
Omnicare, Inc.                         100.00            95.45          239.34          374.02          390.63         536.83

S&P 500                                100.00            96.89          126.42          136.05          149.76         151.74

S&P Health Care Composite              100.00           117.45          180.89          151.42          138.70         156.89


         The total return calculations reflected in the foregoing graph were performed by Standard & Poor's Compustat Services, Inc.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of February 28, 1995 with respect to each person known to the Company to beneficially own more than 5% of the shares of its Common Stock:

                                          NUMBER OF SHARES
    NAME AND ADDRESS OF                     AND NATURE OF                         PERCENT OF
      BENEFICIAL OWNER                BENEFICIAL OWNERSHIP (A)                     CLASS (A)
- - --------------------------            ------------------------                   ------------
Chemed Corporation                             722,000                                5.9%
2600 Chemed Center
255 East Fifth Street
Cincinnati, OH  45202

Pilgrim Baxter & Associates                    697,670 (b)                            5.7%
1255 Drummers Lane
Suite 300
Wayne, PA  19087-1549

__________________________

(a) Under applicable Securities and Exchange regulations, shares are treated as "beneficially owned" if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of February 28, 1995. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating "Percent of Class" for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

(b) Such person has shared voting power but sole dispositive power with respect to such shares.


         The following table sets forth information as of February 28, 1995 with respect to the shares of Common Stock beneficially owned by each of the nominees and directors, each of the named executives, and all its directors and executive officers as a group:


                                               NUMBER OF SHARES AND                     PERCENT OF
       INDIVIDUAL OR GROUP                NATURE OF BENEFICIAL OWNERSHIP               CLASS (A)(B)
- - ---------------------------------         ------------------------------         -------------------------
E.L. Hutton                                          33,097 (c)
                                                      1,000 (e)

J.F. Gemunder                                        76,131 (c)                              1.4%
                                                     89,250 (d)

R.K. Baur                                             3,966 (c)

K.W. Chesterman                                      38,695 (c)
                                                     66,250 (d)

C.H. Erhart, Jr.                                      1,800 (c)





 M.L. Fox                                          3,553 (c)

 J.P. Grace                                        4,095 (c)

 P.E. Keefe                                       11,412 (c)
                                                   3,750 (d)

 C.D. Hodges                                      18,570 (c)
                                                   5,000 (d)

 T.C. Hutton                                       3,052 (c)
                                                   1,000 (e)
                                                   4,719 (f)

 S.E. Laney                                        4,711 (c)
                                                     250 (d)
                                                   4,719 (f)

 A.R. Lindell                                        200 (c)

 S. Margen                                         3,519 (c)

 K.J. McNamara                                     1,381 (c)
                                                   4,719 (f)

 J.M. Mount                                          400 (c)

 T.S. O'Toole                                      1,229 (c)

 D.W. Robbins, Jr.                                   800 (c)

 ALL DIRECTORS AND EXECUTIVE                     211,767 (c)
 OFFICERS AS A GROUP (19 PERSONS)                164,500 (d)
                                                   1,000 (e)
                                                   4,719 (f)                                       3.1%

_________________________________

(a) Under applicable Securities and Exchange regulations, shares are treated as "beneficially owned" if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of February 28, 1995. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating "Percent of Class" for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

(b)      Percent of Class is not shown if less than 1%.

(c) Shares held in individual capacity (or together with a member of his or her household) as to which such person has (or shares) voting and dispositive powers (and includes shares allocated, as of December 31, 1994, to the account of each named person or member of the group under the Company's Employees' Savings and Investment Plan and its Employee Stock Ownership Plan).

(d) Shares subject to outstanding options and/or warrants exercisable within 60 days from February 28, 1995.

(e) Messrs. E. L. Hutton and T. C. Hutton are trustees of the E. L. Hutton Foundation which holds 4,719 shares of Common Stock over which the trustees share both voting and dispositive powers.

(f) Messrs. T.C. Hutton and K. J. McNamara and Ms. Laney are trustees of the Chemed Foundation which holds 1,000 shares of Common Stock over which the trustees share both voting and dispositive powers.

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 1994 all such persons complied with these filing requirements. In making these statements, the Company has relied upon the facts of which it is specifically aware and, in the case of its directors and officers, upon their written representations.

                   PROPOSAL TO INCREASE NUMBER OF AUTHORIZED
                      SHARES OF COMMON AND PREFERRED STOCK

         The Board of Directors has approved, declared advisable and recommends to the stockholders that an amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") be adopted increasing the number of authorized shares of Common Stock from 22,000,000 to 44,000,000 (the "Proposed Amendment"). At April 3, 1995, there were ___________ shares of Common Stock outstanding, 2,787,878 shares reserved for issuance upon exercise of the Company's 5.75% Convertible Debentures, ____________ reserved for potential exercise of stock options previously granted, ___________ reserved for possible grant under the Company's 1992 Long-Term Stock Incentive Plan, 630,000 shares reserved for the proposed 1995 Premium Stock Option Plan (subject to stockholder approval), ____________ shares reserved for issuance upon exercise of outstanding warrants, and approximately ________________ shares reserved for issuance in connection with obligations of the Company in certain acquisition transactions. This leaves _____________ shares of Common Stock available for issuance out of the 22,000,000 presently authorized. Upon adoption of the Proposed Amendment, _____________ shares of Common Stock would be available for issuance by the Board of Directors for purposes which are not currently reserved. The number of authorized shares of Common Stock was last increased by stockholders in May 1983.

         The Board of Directors believes that it is desirable and in the best interests of the Company and its stockholders that there be a substantial number of authorized shares of Common Stock available for issuance in the future. Such shares may be used for general corporate purposes, including stock splits and stock dividends, acquisitions, public offerings, stock option and other employee incentive plans. Authorized but unissued shares are available for issuance from time to time to such persons and for such consideration as the Board of Directors may determine, without requiring further action by the stockholders, except as may be required by law, the Certificate of Incorporation or pursuant to the rules of any stock exchange on which the shares may then be listed. The Company has no present plans to issue any of the additional shares of the Common Stock which would be authorized by adoption of the Proposed Amendment, and there are no pending negotiations, discussions, agreements or understandings which would obligate the Company to the issuance of any such shares.

         While the Board of Directors believes that it is in the best interests of the stockholders for the Board to have the flexibility to issue additional shares in any or all of the circumstances described in the preceding paragraph, the holders of Common Stock do not have pre- emptive rights and the issuance of additional shares other than on a pro rata basis to current stockholders, would have the effect of diluting the voting power of current stockholders. In addition, the availability of sufficient authorized and unissued shares could, in certain circumstances, discourage an attempt by another person or entity to acquire control of the Company. The proposal has not, however, been prompted by an attempt by anyone to acquire control of the Company, and the Company is not aware of any such attempt.

         If the Proposed Amendment is adopted, the first sentence of Article 4 of the Certificate of Incorporation would be amended to read as follows:

                 4. The total number of shares of stock which the Corporation shall have authority to issue is Forty-Five Million (45,000,000), of which Forty-Four Million (44,000,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Forty-Four Million Dollars ($44,000,000), shall be common stock and of which One Million (1,000,000) shares, without par value, shall be preferred stock.

         Adoption of the Proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT.





                PROPOSAL TO ADOPT 1995 PREMIUM STOCK OPTION PLAN



                 At the Annual Meeting, stockholders will vote on approval of the Company's 1995 Premium Stock Option Plan (the "Plan"). The Plan was approved by the Board of Directors on March 1, 1995, subject to approval by
stockholders.   A copy of the Plan is annexed as Exhibit A to this Proxy
Statement. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting.

                 The Board believes that a stock option plan which ties the principal financial incentives available to senior executives to increases in stockholder value is a superior method of closely aligning the interests of such executives with those of stockholders. The purpose of the Plan is to provide incentives that will motivate and reward key senior executives only if stockholders enjoy significant appreciation in market value of the Common Stock. The Board is seeking to challenge senior executives to maximize shareholder value due to the importance of stock appreciation to the implementation of the Company's acquisition-driven business strategy. The Plan seeks to achieve these objectives by providing that the option exercise price will be 125% of the fair market value of a share on the date of grant. As a result, optionees will not begin to realize any value from an option granted under the Plan until the market price of the Common Stock has increased 25%.

GENERAL INFORMATION

                 The Plan will be administered by a committee of two or more directors of the Company. All members of the committee will be "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC Rule 16b-3") and "outside directors" for purposes of
Section 162(m) of the Internal Revenue Code. The Board has determined that its current Incentive Committee, comprised of three directors, will also act as the Committee under the Plan. Senior executive employees who are either officers of the Company or a key executive of a subsidiary of the Company will be eligible to receive options under the Plan. From the approximately 35 persons who currently would be eligible to be granted options, the Committee is authorized to grant options to persons whom it determines can contribute significantly to the growth and successful operations of the Company. Subject to the provisions of the Plan, the Committee will also determine the number of shares to be subject to each option and the times at which the option may be exercised.

                 The maximum number of shares of Common Stock that may be subject to options granted under the Plan is 630,000. The shares that may be issued under the Plan may be authorized but unissued shares or treasury shares. The maximum number of shares that may be subject to options granted to one person in any three consecutive calendar years is 315,000. If there is a stock split, stock dividend, recapitalization, spin-off of assets, or other relevant change affecting the Common Stock, the maximum number of shares issuable under the Plan or to any optionee and the number of shares subject to, and the option price of, outstanding options will be equitably adjusted by the Committee.

TERM OF OPTIONS

         An option entitles the holder to purchase the number of shares subject to the option at the option exercise price specified in the Plan. For all options granted under the Plan, the option exercise price will be equal to 125% of the fair market value of a share of Common Stock on the date of grant. No option may be exercised within one year after the date of grant, and then may become exercisable in full or in part and at such time as the

Committee determines at the time of grant. No incentive stock options, within the meaning of the Code, will be granted under the Plan.

         The option exercise price may be paid in cash or, unless the Committee determines otherwise, in shares of Common Stock (including shares withheld by the Company from the shares issuable upon exercise of the option) or in a combination of cash and such shares. Withholding taxes due upon exercise of an option may also be paid by the optionee in the same manner as the option exercise price.

         Unless otherwise provided in the option, each option will expire on the tenth anniversary of the date of grant. Options terminate upon the termination of the optionee's employment, except that in the case of cessation of employment with approval of the Committee, options may be exercised within three months of cessation of employment and in the case of death, incapacity or retirement under a retirement Plan of the Company, options may be exercised within 15 months after cessation of employment.

         Options are not transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Committee may, however, permit a transfer of any option to a family member of the optionee, to a trust for the benefit of the optionee's family members, or to a partnership comprised of the optionee's family members if any such transfer will not result in the loss of any exemption under SEC Rule 16b-3 for any option which is not so transferred.

CHANGE OF CONTROL

         Notwithstanding any provision of the Plan or any vesting schedule established by the Committee with respect to an option at the time of grant, all outstanding options will become immediately exercisable in full upon the occurrence of a change of control of the Company. A "change of control" is deemed to occur if any person becomes the beneficial owner of 15% or more of the voting power of the Company; the stockholders approve (i) an agreement to merge or consolidate with another corporation and the Company is not the surviving corporation or (ii) an agreement to sell all, or substantially all, of the assets of the Company or a plan of liquidation of the Company; or (iii) during any two- year period, the directors who were in office at the beginning of such two-year period do not constitute at least a majority of the Board, unless each director elected during the period was nominated for election by at least half of the persons who were directors at the beginning of the two-year period.

PLAN AMENDMENTS

         The Board, upon the recommendation of the Committee, may amend the Plan subject, in the case of specified amendments, to stockholder approval. The Plan may be discontinued at any time by the Board. No amendment or termination of the Plan will, without the consent of the optionee, adversely affect any stock option held by him.

FEDERAL INCOME TAXES

         The grant of an option does not result in income for the optionee or in a deduction for the Company. The exercise of an nonqualified stock option results in ordinary income for the optionee and a deduction for the Company measured by the excess of the fair market value of the stock received at the time of exercise over the option exercise price for the stock. Income tax withholding by the Company is required. Any appreciation in the value of the stock after the date of exercise is considered as long or short-term capital gain depending upon whether the stock was held longer than one year from the date of exercise.

         Amendments to the Internal Revenue Code in 1993 adding Section 162(m) to the Code and the regulations promulgated thereunder provide that certain employee compensation for years beginning after December 31, 1993 in excess of $1,000,000 will not be deductible for federal income tax purposes. Section 162(m), however, enumerated certain types of compensation which will not be subject to the $1,000,000 limitation, including "performance-based" compensation. Among other requirements, Section 162(m) requires that in order for compensation to qualify as performance based, the material terms of the compensation and the performance goals on which payment of such compensation is conditioned must be disclosed to, and approved by, stockholders before payment is made. The Plan satisfies the requirements of
Section 162(m), and Section 162(m) will not limit the federal income deduction available to the Company in connection with the exercise of options granted under the Plan.

EXISTING PLAN

         The Company's 1992 Long-Term Stock Incentive Plan authorizes the committee which administers the 1992 Plan to grant various stock incentives, including stock options, to key employees of the Company and its subsidiaries. Under the 1992 Plan, the option exercise price for any options granted may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The number of shares of Common Stock available as of any given date for stock incentives under the 1992 Plan may not exceed that number of shares equal to (i) 5% of the Company's issued and outstanding Common Stock as of the preceding December 31 reduced by (ii) the total number of stock incentives granted under the 1992 Plan at any time during the then current calendar year and during the immediately preceding two calendar years (the "Granting Period") increased by (iii) the total number of shares covered by previously granted stock incentives forfeited during the Granting Period. As of April 3, 1995, there were ____________ shares of Common Stock available for award under the 1992 Plan.

Stockholder Resolution

         In order to effect approval and adoption of the Plan by stockholders, the following resolution will be presented to the Annual Meeting:

                          "RESOLVED, that the Omnicare, Inc. 1995 Premium Stock
                 Option Plan as set forth at Exhibit A to the Proxy Statement for the Annual Meeting of Stockholders of the Company to be held on May 15, 1995, be, and the same is hereby, approved and adopted.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected the firm of Price Waterhouse LLP as independent accountants for the Company and its consolidated subsidiaries for the year 1995. That firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1981. Although the submission of this matter to the stockholders is not required by law or the By-Laws of the Company, the selection of Price Waterhouse LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary to ratify the selection of Price Waterhouse LLP. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

         It is expected that a representative of Price Waterhouse LLP will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                             STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be included in the proxy materials for presentation at the 1996 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company not later than December 11, 1995.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, neither the Board of Directors nor management knows of other matters which will be presented for consideration at the Annual Meeting. However, if any other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.


                            EXPENSES OF SOLICITATION

         The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders, if such proxies are not promptly received.
The Company also expects to retain D.F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of such proxies at a cost which will not exceed $6,500 plus reasonable expenses.


                                      By Order of the Board of Directors




                                      Cheryl D. Hodges
                                      Secretary


April 10, 1995

                                   EXHIBIT A

                                 OMNICARE, INC.
                        1995 PREMIUM STOCK OPTION PLAN

         1. PURPOSE: The purpose of this Plan is to provide incentives that will motivate and reward selected Key Senior Executives appropriately if the stockholders of the Company continue to enjoy superior appreciation in the Fair Market Value of the Common Stock.

         2. DEFINITIONS: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this section 2.

         Board of Directors:  The Board of Directors of the Company.

         Change of Control: The Company obtains actual knowledge that any of the following events has occurred: (i) any person other than the Company or any Subsidiary has become the beneficial owner of 15% or more of the combined voting power of the Company's then outstanding voting securities; (ii) the stockholders of the Company have approved: (1) an agreement to merge or consolidate with or into another corporation and the Company or another corporation wholly-owned by the Company, is not the surviving corporation, or
(2) an agreement to sell or otherwise dispose of all or substantially all of the assets of the Company (including a plan of liquidation); or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

         For purposes of this definition, a person shall be deemed the "beneficial owner" of any securities (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates, has directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

         For purposes of this definition, a "person" shall mean any individual, firm, company, partnership, other entity or group, and the terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the stockholders of the Company and becomes effective.

         Code: The Internal Revenue Code of 1986, as amended and from time to time in effect. References in the Plan to any section of the Code also shall be deemed to refer to any related Treasury regulations, whether proposed, temporary or final.

         Common Stock: The Common Stock of the Company, par value $1.00 per share.

         Company:  Omnicare, Inc., a Delaware corporation.

         Fair Market Value: As applied to any date, the mean between the high and low sales prices of a share of Common Stock on the principal stock exchange on which the Company is listed, or, if it is not so listed, the mean between the bid and the ask prices of a share of Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System on such date or if no such sales or prices were made or quoted on such date, on the next preceding date on which there were sales or quotes of Common Stock on such exchange or market, as the case may be; provided, however, that, if the Common Stock is not so listed or quoted, Fair Market Value shall be determined in accordance with the method approved by the Board of Directors.

         Incentive Committee: The Incentive Committee designated to administer this Plan pursuant to the provisions of section 9.

         Key Senior Executive: An employee of the Company or a Subsidiary who is an officer of the Company or a key executive and who in the opinion of the Incentive Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary. The grant of a Premium Stock Option to a senior executive by the Incentive Committee shall be deemed a determination by the Incentive Committee that such person is a Key Senior Executive.

         Nonqualified Option: An option which is not intended to qualify as an incentive stock option under the provisions of Section 422 of the Code.

         Option:  A Premium Stock Option granted under this Plan.

         Plan: The Premium Stock Option Plan herein set forth as the same may from time to time be amended.

         Premium Stock Option: An option granted under this Plan to purchase shares of Common Stock on the terms and conditions set forth in paragraph 5(a) of the Plan and such other terms and conditions as the Incentive Committee may impose or as may apply under the Plan.

         Rule 16b-3: Rule 16b-3 of the General Rules and Regulations promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such Rule may from time to time be in effect.

         Subsidiary: A company or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

         3. GRANTS OF PREMIUM STOCK OPTIONS: Subject to the provisions of this Plan, the Incentive Committee may at any time, or from time to time, grant Premium Stock Options under this Plan. Only Key Senior Executives shall be eligible to be granted such Options. Subject to Section 6 below, the maximum number of shares with respect to which Premium Stock Options may be granted to any Key Senior Executive during any three consecutive calendar years during the term of this Plan shall be 315,000.

         4. STOCK SUBJECT TO THIS PLAN: Subject to sections 3 and 6 of the Plan, the total number of shares of Common Stock, with respect to which Premium Stock Options may be granted shall be 630,000; provided, however, that any shares covered by Premium Stock Options which expire, terminate, are forfeited, or are cancelled unexercised again shall be available for the grant of Options under the Plan. Shares of Common Stock which may be issued pursuant to Options may be either authorized but unissued shares or shares held in the Company's treasury, or any combination thereof.

         5. OPTIONS: Premium Stock Options shall be subject to the following provisions:

                 (a) Each Premium Stock Option shall entitle the optionee to purchase the shares of Common Stock with respect to which such Premium Stock Option is granted at a price per share not less than 125% of the Fair Market Value of such share on the date such Premium Stock Option is granted.

                 (b) All Options granted under the Plan shall be Nonqualified Options.

                 (c) Upon the exercise of an Option, the purchase price shall be paid in cash or, unless otherwise provided by the Incentive Committee (and subject to such terms and conditions as are specified in the Option or by the Incentive Committee), in shares of Common Stock delivered to the Company by the optionee or by the withholding of shares issuable upon exercise of the Option or in a combination of such payment methods. Shares of Common Stock thus delivered or withheld shall be valued at their Fair Market Value on the date of the exercise.

                 (d) Each Option shall become exercisable in full or in part not less than one year after the date the Option is granted, or may become exercisable in one or more installments at such later time or times as the Incentive Committee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. Unless otherwise provided in the Option, any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Incentive Committee; provided, however, that no such modification of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to him. Unless otherwise provided in the Option, the term of each Option granted under this Plan shall be ten years.

                 (e) Subject to paragraph 5(g) below, each Option shall be exercisable during the life of the optionee only by him and, after his death, only by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it shall not have been exercised, shall terminate when the optionee ceases to be an employee of the Company or a Subsidiary, unless he ceases to be an employee because of his resignation with the consent of the Incentive Committee (which consent may be given before or after resignation), or by reason of his death, incapacity or retirement under a retirement plan of the Company or a Subsidiary. Except as provided in the next sentence, if the optionee ceases to be an employee by reason of such a resignation, the Option shall terminate three months after he ceases to be an employee. If the optionee ceases to be an employee by reason of such death, incapacity or retirement, or if he should die during the three-month period referred to in the preceding sentence, the Option shall terminate fifteen months after he ceases to be an employee. Where an Option is exercised more than three months after the optionee ceased to be an employee, the Option may be exercised only to the extent it could have been exercised on the date three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Incentive Committee, be deemed a termination of employment within the meaning of this paragraph (e); provided, however, that an Option may not be exercised during any such leave of absence. Notwithstanding the foregoing provisions of this paragraph (e) or any other provisions of this Plan, no Option shall be exercisable after the tenth anniversary of the date it was granted.

                 (f) Neither the Company nor any Subsidiary may directly or indirectly lend any money to any person for the purpose of assisting him to purchase or carry shares of Common Stock issued or transferred upon the exercise of an Option.

                 (g) No Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended); provided, however, that if so provided in the instrument evidencing the Option, the Incentive Committee may permit any optionee to transfer the Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any Option that the Incentive Committee does not permit to be so transferred. The transferee of an Option shall be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option shall not be further transferable inter vivos by the transferee. The Incentive Committee may impose on any transferable Option and on the shares of Common Stock to be issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

                 (h) If so provided in the Option or if so authorized by the Incentive Committee and subject to such terms and conditions as are specified in the Option or by the Incentive Committee, the Company shall have the right, upon or without the request of the holder of the Option and at any time or from time to time, to cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

                 (i) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions and shall be in such form, as the Incentive Committee may determine, provided the Option is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option if so determined by the Incentive Committee, may include restrictions and limitations in addition to those provided for in this Plan.

                 (j) Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash, by the surrender of shares of Common Stock or the withholding of shares of Common Stock to be issued to the optionee, or in any combination thereof, or in such other form, as the Incentive Committee may from time to time determine in its sole discretion. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date they are surrendered to the Company or authorized to be withheld.

        6. ADJUSTMENT PROVISIONS: In the event that any spinoff of assets, recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other company, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (a) the number and class of shares or other securities that may be issued or transferred pursuant to Options, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Options, (c) the maximum number of shares or other securities which may be granted to any Key Senior Executive, and (d) the purchase price to be paid per share or other security under outstanding Options, shall in each case be equitably adjusted.

        7. CHANGE IN CONTROL PROVISIONS: In the event of a Change of Control, and notwithstanding any provision of the Plan to the contrary, any Option then outstanding shall be immediately exercisable (without regard to any limitation imposed by the Plan or the Incentive Committee at the time the Options were granted, which permits all or any part of the Options to be exercised only after the lapse of time or the fulfillment of other conditions to exercise) and shall remain exercisable until the expiration of the Option.

        8. TERM: This Plan shall be deemed adopted and shall become effective if and when it is approved and adopted by the stockholders of the Company. If not so approved and adopted, the Plan shall be null, void and of no force or effect. If so approved and adopted, this Plan shall remain in effect until such time as it is terminated by the Board of Directors.

        9.       ADMINISTRATION:

                 (a) The Plan shall be administered by the Incentive Committee, which shall consist of not less than two directors of the Company designated by the Board of Directors in accordance with Article IV of the By-Laws of the Company; provided, however, that no director shall be designated as or continue to be a member of the Incentive Committee unless he shall at the time of designation and service be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of section 162(m)(4)(C)(i) of the Code. No member of the Incentive Committee shall be eligible to be granted a Premium Stock Option. Grants of Options may be made by the Incentive Committee either in or without consultation with employees and, anything in this Plan to the contrary notwithstanding, the Incentive Committee shall have full authority to act in the matter of selection of all Key Senior Executives and in granting Options to them.

                 (b) The Incentive Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Incentive Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

                 (c) Members of the Board of Directors and members of the Incentive Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

        10.      GENERAL PROVISIONS

                 (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

                 (b) No shares of Common Stock shall be issued or transferred pursuant to the exercise of an Option unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Company, have been complied with. In connection with any such issuance or transfer the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

                 (c) No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Option except as to shares of Common Stock, if any, as shall have been issued or transferred to him.

                 (d) The Company or a Subsidiary may, with the approval of the Incentive Committee, enter into an agreement or other commitment to grant an Option in the future to a person who is or will be a Key Senior Executive at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of an Option until the date on which the Company takes action to implement such agreement or commitment.

                 (e) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or a Subsidiary determines it is required to withhold in connection with any Option.

                 (f) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus, stock option or stock incentive plan.

                 (g) Any provision of the Plan to the contrary notwithstanding: (i) the Incentive Committee may impose such conditions on any Option as such Committee may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3; (ii) transactions by and with respect to officers and directors of the Company who are subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended shall comply with any applicable conditions of Rule 16b-3 unless the Incentive Committee determines otherwise; (iii) transactions with respect to persons whose remuneration is subject to the provisions of section 162(m) of the Code shall conform to the requirements of section 162(m)(4)(C) of the Code unless the Incentive Committee determines otherwise; (iv) Options are intended to qualify as performance-based compensation under Code section 162(m)(4)(C); and (v) any provision of the Plan that would frustrate the intention of the preceding provisions of this paragraph shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

        11.      AMENDMENTS AND DISCONTINUANCE:

                 (a) This Plan may be amended by the Board of Directors upon the recommendation of the Incentive Committee, provided that, without the approval of the stockholders of the Company, no amendment shall be made which requires stockholder approval under Delaware law, Code section 162(m), Rule 16b-3, any securities exchange or system on which the Common Stock is then listed or reported, or the laws, rules or regulations of any other regulatory entity having jurisdiction with respect to the Plan.

                 (b) The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, discontinue this Plan.

                 (c) No amendment or discontinuance of this Plan by the Board of Directors or the stockholders of the Company shall, without the consent of the optionee, adversely affect any Option theretofore granted to him.

OMNICARE, INC.
2800 CHEMED CENTER                                 PLEASE MARK, SIGN, DATE AND
255 EAST FIFTH STREET                              RETURN PROXY CARD PROMPTLY
CINCINNATI, OHIO 45202-4728                        USING THE ENCLOSED ENVELOPE.
- - -------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS, MAY 15, 1995.

The undersigned hereby appoints E. L. Hutton, J. F. Gemunder and C. D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Omnicare, Inc. held of record by the undersigned as of April 3, 1995 at the Annual Meeting of Stockholders to be held on May 15, 1995, or at any adjournment thereof.

ELECTION OF DIRECTORS
Nominees:
Edward L. Hutton             J. Peter Grace           Sheldon Margen, M.D.
Joel F. Gemunder             Cheryl D. Hodges         Kevin J. McNamara
Ronald K. Baur               Thomas C. Hutton         John M. Mount
Kenneth W. Chesterman        Patrick E. Keefe         Timothy S. O'Toole
Charles H. Erhart, Jr.       Sandra E. Laney          D. Walter Robbins, Jr.
Mary Lou Fox                 Andrea R. Lindell

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          (continued from other side)

(1)  Election of Directors (see reverse)

____  FOR ALL NOMINEES                        ____   WITHHOLD ALL
      listed (except those whose                     AUTHORITY to
      names are inserted on the                      vote in the election
      line to the right)                             of directors
                                                                 ---------------------------

(2) To adopt an amendment to the Company's Certificate
    of Incorporation increasing the number of authorized
    shares of Common Stock from 22,000,000 to 44,000,000.
                                                                    ---      ---        ---
                                                                    FOR    AGAINST    ABSTAIN

(3) To approve and adopt the 1995 Premium Stock Option Plan.
                                                                    ---      ---        ---
                                                                    FOR    AGAINST    ABSTAIN

(4) To ratify the selection of independent accountants.
                                                                    ---      ---        ---
                                                                    FOR    AGAINST    ABSTAIN

(5) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1)(2)(3)(4) AND (5).

                                        When signed on behalf of a corporation,
                                        partnership, estate, trust, or other
                                        stockholder, state your title or
                                        capacity or otherwise indicate that you
                                        are authorized to sign.

                                        DATED:  _________________________, 1995
                                                 (Be sure to date Proxy)

                                        SIGNED: _______________________________

                                        ________________________________________
                                        (Please sign exactly as name(s) appear
                                        at left)